United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 17, 2007
GENERAL NUTRITION CENTERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-144396	72-1575168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 288-4600
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 19, 2007 and effective as of January 2, 2008, General Nutrition Centers, Inc. (“Centers”) and its indirect parent, GNC Acquisition Holdings Inc. (“Holdings,” and together with Centers, “GNC”) entered into an employment agreement with Beth J. Kaplan in connection with her appointment as GNC’s President and Chief Merchandising and Marketing Officer. See the disclosure under Item 5.02(c) of this current report, which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
     On December 17, 2007 and effective as of December 31, 2007, Curtis J. Larrimer resigned as Executive Vice President and Chief Financial Officer of Centers. In connection therewith, Mr. Larrimer and Centers mutually agreed to terminate his employment agreement, dated as of December 14, 2004 and amended and restated as of March 14, 2005. See the disclosure under Item 5.02(b) of this current report, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Resignation of Principal Financial and Accounting Officer; Resignation of President
     On December 17, 2007 and effective as of December 31, 2007, Curtis J. Larrimer resigned from his position as Executive Vice President and Chief Financial Officer of Centers.
     On December 19, 2007 and effective as of January 2, 2008, Joseph Fortunato resigned from his position as President of GNC. Mr. Fortunato will continue to serve as GNC’s Chief Executive Officer and GNC’s new President, Beth J. Kaplan, will report directly to Mr. Fortunato.
     (c) Appointment of President and Chief Merchandising and Marketing Officer
     On December 19, 2007 and effective as of January 2, 2008, Beth J. Kaplan was appointed President and Chief Merchandising and Marketing Officer of GNC. GNC and Ms. Kaplan entered into an employment agreement (the “Employment Agreement”) dated December 19, 2007 and effective for all purposes as of January 2, 2008. See the disclosure under Item 1.01 of this current report, which is incorporated herein by reference. A press release announcing Ms. Kaplan’s appointment is attached to this current report as Exhibit 99.1 and incorporated herein by reference.
     The Employment Agreement provides for an employment term up to January 2, 2010, with automatic one-year renewals thereafter subject to notice of nonrenewal by GNC or Ms. Kaplan not less than one year prior to the end of the applicable employment period. The Employment Agreement provides for an annual base salary of $675,000 for Ms. Kaplan, subject to certain upward adjustments. Ms. Kaplan shall also receive an annual performance bonus with a target bonus of 75% and a maximum bonus of 125% of Ms. Kaplan’s annual base salary based upon Centers’ attainment of annual goals for the applicable year. Such annual goals shall be determined by Holdings’ chief executive officer in good faith consultation with Ms. Kaplan.

In connection with her employment, Ms. Kaplan will also receive a signing bonus of $250,000, 60% of which bonus shall be repaid to Centers in the event she is terminated with cause or resigns without good reason within twelve months of the payment date.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit Number	Description
99.1	Press Release, dated December 21, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 21, 2007

GENERAL NUTRITION CENTERS, INC.
By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President and Chief Legal Officer

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